FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 12, 2004 (the “Amendment”), is by and among Fresh Brands, Inc. (the “Borrower”), the Lenders party hereto and LaSalle Bank National Association, as Administrative Agent.

        WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of March 18, 2004 (the “Credit Agreement”).

        WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.       Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        2.       Amendments. The Credit Agreement is amended as follows:

            2.1     Section 2.1.2 — L/C Commitment. Section 2.1.2 of the Credit Agreement is amended by deleting the amount “$10,000,000” contained therein and inserting “$15,000,000” in its place.

            2.2     Section 15.16 —Customer Identification — USA Patriot Act Notice. Section 15.16 of the Credit Agreement is amended in its entirety to read as follows:

“15.16 Customer Identification — USA Patriot Act Notice. Each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or LaSalle, as applicable, to identify the Loan Parties in accordance with the Act.”

        3.       Full Force and Effect. Except as expressly provided herein, all of the terms and conditions set forth in the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unchanged and shall continue in full force and effect as originally set forth.

        4.       Credit Agreement. All of the representations and warranties made by the Borrower in the Credit Agreement are true and correct on the date of this Amendment (it being understood that any representation or warranty made as of a specific date shall be true and correct as of such specific date). No Unmatured Event of Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

        5.       Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

        6.       Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions all in form and substance satisfactory to the Administrative Agent:

            (a)        this Amendment executed by the Borrower and the Lenders;

            (b)        a Consent executed by each of the Guarantors; and

            (c)        such other documents, agreements and instruments as reasonably requested by the Administrative Agent.

        7.       Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the date first set forth above.

~	FRESH BRANDS, INC.
By: /s/ Jonathan Hoenecke
Title: ______________________________________________
LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent,
as Issuing Lender and as a Lender
By: /s/ Teresa Paolilli
Title: Loan Officer
By: /s/ Berardo Lacaro
Title: Senior Vice President
U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent, and
as a Lender
By: /s/ Caroline W. Krider
Title: Vice President and Senior Lender

CONSENT OF GUARANTORS

        Each of the undersigned hereby consents to the foregoing First Amendment to Credit Agreement and ratifies and reaffirms its obligations under the Guaranty and Collateral Agreement dated as of March 18, 2004.

DICK'S SUPERMARKETS, INC.
By: /s/ Jonathan Hoenecke
Title: ______________________________________________
FRESH BRANDS DISTRIBUTING, INC.
By: /s/ Jonathan Hoenecke
Title: ______________________________________________
PW TRUCKING, INC.
By: /s/ Jonathan Hoenecke
Title: ______________________________________________